Exhibit 23.1

CONSENT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (on Form S-8 No. 333-27353) pertaining to the REMEC, Inc. Profit Sharing 401(k) Plan of our report dated June 22, 2005, with respect to the financial statements and schedules of the REMEC, Inc. Profit Sharing 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Squar, Milner, Reehl & Williamson, LLP

SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California

June 22, 2005